As filed with the Securities and Exchange Commission on May 3, 2002
Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PLATO LEARNING, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-3660532 (I.R.S. Employer Identification No.)

10801 Nesbitt Avenue South

Bloomington, Minnesota 55437
(952) 832-1000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John Murray

President and Chief Executive Officer
PLATO Learning, Inc.
10801 Nesbitt Avenue South
Bloomington, Minnesota 55437
(952) 832-1000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:

Leland E. Hutchinson

Winston & Strawn
35 West Wacker Drive
Chicago, Illinois 60601
(312) 558-5600

    Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  [  ]

     If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  [  ]

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
Title of Each Class of	Amount to be	Offering Price	Aggregate Offering	Amount of
Securities to be Registered	Registered	Per Share(2)	Size	the Registration Fee

Common Stock, $0.01 par value	42,061 shares	$13.44	$565,300	$52.01

(1)	Estimated solely for purposes of Rule 457(c) under the Securities Act of 1933, as amended, for the purpose of calculating the registration fee based on the average of the reported high and low sales prices of the common stock of the registrant as reported on the Nasdaq National Market on May 1, 2002.

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated May 3, 2002

PRELIMINARY PROSPECTUS

42,061 Shares

Common Stock

PLATO LEARNING, INC.

      All of the common stock of PLATO Learning, Inc. offered under this prospectus are being sold by a certain stockholder identified under “Selling Stockholder” on page 9. The selling stockholder are offering up to 42,061 shares of our common stock, par value $.01 per share.

      Our common stock is listed on the Nasdaq National Market under the symbol “TUTR.” On May 1, 2002, the last reported sale price for our common stock was $13.33 per share.

      Investing in our common stock involves certain risks. See “Risk Factors” beginning on page 4.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy and adequacy of the disclosures in this prospectus. Any representation to the contrary is a criminal offense.

May 3, 2002

      You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The selling stockholder is offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of common stock.

PROSPECTUS SUMMARY

       This summary highlights information contained elsewhere in this prospectus. This summary is not complete and does not contain all the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, especially the risks discussed under “Risk Factors” beginning on page 4.

Our Business

      We are a leading provider of e-learning courseware and related services primarily to elementary schools, middle schools, high schools and colleges, as well as to job training programs, correctional institutions, military education programs, corporations and individuals. Our research-based courseware library includes over 3,500 hours of mastery-based instruction covering over 12,500 learning objectives in the subject areas of reading, writing and language arts, math, science, social studies and work skills. Our assessment tools allow instructors to assess each individual student’s instructional needs and prescribe a personalized instructional program using our courseware. Through the PLATO Learning System and PLATO Web Learning Network, we provide educators and trainers with an effective complement, supplement or alternative to an instructor-led education process. The PLATO Learning System, which is aligned to state and national performance standards, consists of our assessment tools, instructional mastery-based courseware and related professional services. The PLATO Web Learning Network provides access to our entire courseware library and services through the Internet and private intranets. Our instructional management system allows instructors to monitor each student’s learning progress.

Our Strategy

      Our strategy is to provide a broad range of interactive, multimedia, self-paced courseware delivered on personal computers and over the Internet to address the needs of students of all ages. The critical elements of our strategy are as follows:

•	work closely with customers to design products that meet specific instructional needs and applicable academic standards;

•	expand sales of courseware and services that generate higher profit margins and greater growth opportunities;

•	use the design and structural advantages inherent in our proprietary software development systems to design and develop new courseware and services;

•	extend existing distribution channels to include catalogues, business-to-business, educational portals and home sales;

•	leverage the Internet to expand sales to rural, school-to-home and international markets;

•	expand our PLATO Simulated Test System to capitalize on the increased emphasis on standardized testing; and

•	introduce, integrate and implement existing Wasatch products and services to increase our opportunities in the elementary school market.

THE OFFERING

Common stock offered by selling stockholder in this offering	42,061 shares

Number of shares of common stock to be outstanding after this offering	16,519,082 shares

Use of proceeds	We will receive no proceeds from the sale by the selling stockholder of the shares of our common stock in connection with this prospectus.

Nasdaq symbol	“TUTR”

      We are a Delaware corporation and were incorporated in 1989. On March 30, 2000, our stockholders approved a change in our name from TRO Learning, Inc. to PLATO Learning, Inc. We also changed the names of our three direct and indirect subsidiaries from The Roach Organization, Inc., TRO Learning (Canada), Inc., and TRO Learning (UK) Ltd. to PLATO, Inc., PLATO Learning (Canada), Inc. and PLATO Learning (UK) Ltd., respectively. Our headquarters are located at 10801 Nesbitt Avenue South, Bloomington, Minnesota 55437 and our telephone number is (952) 832-1000. Our web site address is www.plato.com. Information contained on our web site does not constitute part of this prospectus.

      “PLATO”, “CyberEd” and “Future Education Today” are registered trademarks of PLATO and its subsidiaries. This prospectus also contains trademarks and trade names of other parties.

FORWARD-LOOKING STATEMENTS

       Certain statements incorporated by reference or made in this prospectus are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to the safe harbor provisions of the Reform Act. Such forward-looking statements include our statements about:

•	the competitiveness of the computer-based education and training industry;

•	our ability to keep up with changing trends in the industry;

•	our strategies; and

•	other statements that are not historical facts.

      When used in this prospectus, the words “will”, “believe”, “anticipate”, “intend”, “estimate”, “expect”, “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We cannot guarantee future results, levels of activity, performance or achievements and you should not place undue reliance on our forward-looking statements. Because such forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results, performance or achievements to differ materially from those expressed or implied by such forward-looking statements, including:

•	declines in periodic financial results;

•	unpredictability of government appropriations;

•	ability to keep up with changing trends in the industry;

•	changes in economic and business conditions (including in the e-learning industry);

•	changes in business strategies; and

•	other factors discussed in “Risk Factors”.

      Also, these forward-looking statements represent our estimates and assumptions only as of the date of this prospectus or the date of the document from which they are incorporated by reference. We undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

RISK FACTORS

       You should carefully consider the risks described below, together with all of the other information included in this prospectus, before deciding whether to invest in our common stock. If any of the following risks actually occurs, there could be a material adverse effect on our business, financial condition, cash flows or results of operations. In this case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Associated with Our Business

We may not be able to sustain profitability in the future.

      While we have been profitable subsequent to fiscal 1997, we may not sustain profitability in the future. Our future revenues and profits, if any, will depend upon various factors, including continued market acceptance of our products and services. We expect to continue to incur significant costs and expenses associated with the operation and development of an expanding business. These costs and expenses include, but are not limited to, sales and marketing, personnel and product development and enhancement. As a result of these expenses, we will need to generate significant revenue to sustain our profitability.

      Many of our education and training sales are to customers who purchase systems and license courseware on a perpetual license basis. Accordingly, new customers must be found or new or additional products or licenses must be sold to existing customers in order to maintain and expand our education and training revenue stream. In order to sustain profitability, we will need to continue to find new customers, as we have no long-term contracts with our customers.

Fluctuations in our quarterly results may adversely affect the implementation of our strategy.

      Our revenues and profitability may fluctuate as a result of many factors, including the size, timing and product mix of orders and the capital and operating spending patterns of our customers. We sell our courseware directly to school districts and adult education sites. The timing of our revenues is difficult to forecast because the sales cycle is relatively long and our services are affected by both the financial conditions and the management decisions of our clients and general economic conditions. Historically we have experienced our lowest revenues in the first fiscal quarter and increasingly higher levels of revenues in each of the next three fiscal quarters.

A reduction in government funding to our customers could have a negative effect on our revenues.

      A significant portion of our total revenues are derived from customers primarily dependent on government funding, such as public school systems, community-based organizations and correctional facilities. The government appropriations process is often slow, unpredictable and subject to factors outside our control. Curtailments or substantial reductions in government funded or sponsored programs and termination or renegotiation of government-funded contracts could have a material adverse impact on, or result in the delay or termination of, our revenues associated with these programs and contracts.

Competition in our industry is intense and could adversely affect our performance.

      The e-learning industry is intensely competitive, rapidly evolving and subject to technological change. Demand for particular courseware products, systems hardware, and our services may be adversely affected by the increasing number of competitive products from which a prospective customer may choose. We compete primarily against other organizations offering educational and training software and services. Our competitors include several large companies with substantially greater financial, technical and marketing resources than ours. We compete with comprehensive curriculum software publishers, companies providing single-title retail products, Internet content and service providers and computer hardware companies. Existing competitors may broaden their product lines and potential competitors may enter the market and/or increase their focus on e-learning, resulting in greater competition for us. Increased competition in our industry could result in price reductions, reduced operating margins or loss of market share, which could seriously harm our business, cash flows and operating results.

The failure to successfully integrate acquisitions, including future acquisitions, could harm our business and operating results.

      In order to remain competitive or to expand our business, we may find it necessary or desirable to acquire other businesses, products or technologies. If we identify an appropriate acquisition candidate, we may not be able to negotiate the terms of the acquisition successfully, finance the acquisition or integrate the acquired businesses, products or technologies into our existing business and operations. Furthermore, completing a potential acquisition and integrating an acquired business may strain our resources and require significant management time.

      If we are unable to successfully integrate any businesses we have acquired or that we acquire in the future, our business and operating results could be harmed. Acquisitions will present challenges to us, including the integration of operations, technologies and personnel of PLATO and any other businesses we acquire. We will also be subject to special risks including possible unanticipated liabilities, unanticipated costs, diversion of management attention and loss of personnel. We may not successfully integrate or profitably manage businesses we acquire. In addition, we may not achieve revenue levels, increased earnings, profitability, efficiencies or synergies that we believe are available in the acquisition.

Failure to retain our key executives or attract and retain qualified technical personnel could harm our business and operating results.

      The loss of one or more of our executive officers or other key personnel could inhibit the development of our business and, accordingly, harm our business and operating results. Qualified personnel are in great demand in our industry. Our future success depends in large part on the continued service of our key technical, marketing and sales personnel and on our ability to continue to attract, motivate and retain highly qualified employees. Our key employees may terminate their employment with us at any time. There is competition within the industry for such employees and the process of locating key technical and management personnel with suitable skills may be difficult.

Our future success will depend on our ability to adapt to technological changes and meet evolving industry standards.

      We may encounter difficulties responding to technological changes that could delay our introduction of products and services or other existing products and services. The e-learning industry is characterized by rapid technological change and obsolescence, frequent product introduction, and evolving industry standards. Our future success will depend, to a significant extent, on our ability to enhance our existing products, develop and introduce new products, satisfy an expanded range of customer needs and achieve market acceptance. We may not have sufficient resources to make the necessary investments to develop and implement the technological advances required to maintain our competitive position.

Failure to raise additional capital to fund future operations could harm our business and results of operations.

      We may not be able to raise capital in the future to meet our liquidity needs and finance our operations and future growth. We believe that our existing cash resources, the amounts available under our senior credit facility and cash generated from our operations will be sufficient to satisfy our operating cash needs for the foreseeable future. Any future decreases in our operating profit, cash flow, or stockholders’ equity may impair our future ability to raise additional funds to finance operations. As a result, we may not be able to maintain adequate liquidity to support our operations or maintain our future growth.

Misuse or misappropriation of our proprietary rights could adversely affect our results of operations.

      Our success depends in part on our intellectual property rights to the products and services that we develop. We rely primarily on a combination of statutory and common law copyright, trademark and trade secret laws, customer licensing agreements, employee and third-party nondisclosure agreements and other methods to protect our proprietary rights. We own the federal registration of the PLATO and CyberEd trademark. In addition, We own or license all copyrights in our coursework, none of which is registered with the U.S. Copyright Office. We believe that the additional statutory rights resulting from registration of these copyrights are not necessary for the protection of our rights therein. In addition, in 1989 Control Data assigned the federally registered copyrights in the PLATO courseware to us. We have not recorded the assignment of these copyrights because we believe the additional statutory rights resulting from recordation are not necessary for the protection of our rights therein. We have federal copyrights on all of our courseware produced since 1989. We have not applied for trademark registration at the state level, but have instead relied on our federal registrations and state common law rights to protect our proprietary information. We have registered trademarks for PLATO in the United States and overseas. We regard these registrations as material to our business. We license some software from third-party developers and incorporate it into our courseware offerings. The license agreement with the licensor of the courseware that we acquired in connection with the Wasatch acquisition may allow the licensor to design courseware programs, which are not derivative of the software license we acquired in the Wasatch acquisition, that compete with our courseware.

      We do not include in our products any mechanisms to prevent or inhibit unauthorized copying, but generally require the execution of a license agreement which restricts copying and use of the courseware and software. We have no knowledge of the unauthorized copying of our products. However, if such copying or misuse were to occur to any substantial degree, our operating results could be adversely affected. In addition, our U.S. registrations may not be enforceable or effective in protecting our trademarks and copyrights, especially outside of the U.S.

      Although we believe our products and services have been independently developed and that none of our products or services infringes on the rights of others, third parties may assert infringement claims against us in the future. We may be required to modify our products, services or technologies or obtain a license to permit our continued use of those rights. We may not be able to do so in a timely manner or upon reasonable terms and conditions. Failure to do so could harm our business and operating results.

Risks Related to this Offering and Ownership of Our Common Stock.

The trading price of our common stock may be volatile and could decline.

      The price for our common stock is volatile and could fall below the price you pay in this offering. The market price of our common stock may decline in the future for a variety of reasons; including:

•	quarterly variations in our operating results;

•	changes in earnings estimates by analysts;

•	announcements of new contracts or service offerings by us or our competitors;

•	disputes or other developments concerning proprietary rights, including patents and litigation matters and our ability to patent our technologies;

•	departures of key personnel; or

•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments.

      In particular, the realization of any of the risks described in these “Risk Factors” could have a dramatic and materially adverse impact on the market price of our common stock. In addition, the stock market and the Nasdaq National Market in particular, have experienced significant price and volume fluctuations that have affected the market prices of companies in recent years. These fluctuations may continue to occur and disproportionately impact our stock price. In the past, following periods of volatility in the market price of a company’s securities, securities class-action litigation has often been instituted. This type of litigation could result in substantial costs and a diversion of management’s attention and resources, which could materially affect our business, financial condition, cash flows or results of operations.

The future sale of shares of our common stock may negatively affect our stock price.

      The holders of certain of our convertible securities have registration rights for the shares of common stock issuable upon conversion of these securities as follows:

•	approximately 250,789 shares issued or issuable upon exercise of certain warrants issued in 1999; and

•	approximately 94,967 shares issued or issuable upon exercise of certain warrants issued in July 2000.

      If these holders cause a large number of securities to be registered and sold in the public market, the market price of our common stock could decline. In addition, if we include in a company-initiated registration statement shares held by these holders and there is limited demand to purchase our shares, this inclusion may harm our ability to raise needed capital by effectively reducing the number of newly-issued shares we can sell to the public.

Our charter documents and Delaware law may discourage an acquisition of PLATO that could deprive our stockholders of opportunities to sell their shares at prices higher than prevailing market prices.

      Provisions of our certificate of incorporation, by-laws, and Delaware law could make it more difficult for a third party to acquire us, even if doing so would be beneficial to our stockholders. We may issue shares of preferred stock in the future without stockholder approval and upon such terms as our board of directors may determine. Our issuance of this preferred stock could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding stock and potentially prevent the payment of a premium to stockholders in an acquisition. Our charter and by-laws also provide that special stockholders meetings may be called only by our board of directors with the result that any third-party takeover not supported by the board of directors could be subject to significant delays and difficulties. In addition, our board of directors is divided into three classes, each of which serves for a staggered three-year term, which may make it more difficult for a third party to gain control of our board of directors.

Because it is unlikely that we will pay dividends, you will only be able to benefit from holding our stock if the stock price appreciates.

      We currently intend to retain any future earnings for funding growth and, therefore, do not expect to pay any dividends in the foreseeable future. As a result of not collecting a dividend, you will not experience a return on your investment, unless the price of our common stock appreciates and you sell your shares of common stock.

Our financial results could be affected by changes in foreign currency exchange rates or weak economic conditions in foreign markets.

      We market our products worldwide and have operations in Canada and the United Kingdom. As a result, our financial results could be affected by changes in foreign currency exchange rates or weak economic conditions in foreign markets. Working funds necessary to facilitate the short-term operations of our foreign subsidiaries are kept in the local currencies in which they do business. Approximately 8% of our total revenues were denominated in currencies other than the U.S. dollar for fiscal year ended October 31, 2001.

USE OF PROCEEDS

       We will receive no proceeds from the sale by the selling stockholders of the shares of our common stock in connection with this prospectus.

SELLING STOCKHOLDER

       The following table sets forth as of May 2, 2002 the respective number of shares of our common stock owned and offered hereby by the selling stockholder which may be sold from time to time by the selling stockholder pursuant to this prospectus. This information has been obtained from the selling stockholder. Because the selling stockholder may sell all or any portion of its shares of our common stock offered by this prospectus, we cannot provide an exact number of shares the selling stockholder will hold after completion of this offering.

      Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them. Beneficial ownership and percentage ownership are determined in accordance with the rules of the SEC.

	Shares beneficially		Shares to be	Shares beneficially
	owned prior to this		sold in the	owned after this
	offering(1)		offering	offering(1)(2)

Name and Address of	Number of		Number of	Number of
Selling Stockholder	shares	Percent	shares	shares	Percent

CH Holdings, Inc.(3)	42,061	*	42,061	0	0.0%
222 South Ninth St., Suite 2800 Minneapolis, Minnesota 55402

*	Less than 1%.

(1)	“Beneficial ownership” generally means any person who directly or indirectly, has or shares voting or investment power with respect to a security or has the right to acquire such power within 60 days. Unless otherwise specified, the selling stockholders have indicated to us that each holder has sole voting and investment power with regard to the equity interests listed as beneficially owned.

(2)	The information set forth in these columns assumes the selling stockholder will sell all of the shares being offered hereby.

(3)	An affiliate of CH Holdings, Inc. has provided investment banking services to us from time to time during the past three years.

      Unless otherwise indicated, the selling stockholder identified above may sell, transfer or otherwise dispose of all or a portion of its shares of our common stock in transactions exempt from the registration requirements of the Securities Act of 1933. The selling stockholder may sell all, part or none of the securities listed above.

PLAN OF DISTRIBUTION

       The selling stockholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of its shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

      The selling stockholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

      The selling stockholder may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades. The selling stockholder may pledge its shares to its brokers under the margin provisions of customer agreements. If the selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

      Broker-dealers engaged by the selling stockholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder or, if any broker-dealer acts as agent for the purchaser or shares, from the purchaser, in amounts to be negotiated. The selling stockholder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

      The selling stockholder and broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Neither the selling stockholder nor we can presently estimate the amount of such commission or discount. We know of no existing arrangements between the selling stockholder and any broker-dealers or agents.

EXPENSES

       We have agreed to pay the expenses incurred in connection with the preparation and filing of this prospectus and the related registration statement, except for commissions of brokers or dealers and any transfer fees incurred in connection with the sales of our common stock by the selling stockholder, which will be paid by the selling stockholder. We have also agreed to pay the fees and expenses incurred in connection with the registration or qualification of the common stock for sale under state securities laws.

LEGAL MATTERS

       The validity of the shares of our common stock will be passed upon for us by Winston & Strawn, Chicago, Illinois.

EXPERTS

       The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended October 31, 2001 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

AVAILABLE INFORMATION

       We file annual, quarterly, and current reports and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information on file at the SEC’s public reference room in Washington, D.C. You can request copies of those documents, upon payment of a duplicating fee, by writing to the SEC.

      This prospectus, which constitutes part of the registration statement, does not contain all of the information included in the registration statement. You should refer to the exhibits attached to the registration statement. The references to any contract or other document are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document.

      You may review a copy of the registration statement at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC’s regional offices in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the operation of public reference rooms. Our SEC filings and registration statements can also be reviewed by accessing the SEC’s Internet site at http://www.sec.gov.

INFORMATION INCORPORATED BY REFERENCE

       The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference the documents listed below filed by us (File No. 0-20842) with the SEC until all of the shares offered by this prospectus are sold:

•	Annual Report on Form 10-K for the fiscal year ended October 31, 2001 filed with the SEC on January 29, 2002;

•	Quarterly Report on Form 10-Q for the quarter ended January 31, 2002 filed with the SEC on March 18, 2002;

•	Proxy Statement for 2001 Annual Meeting of Stockholders on Schedule 14A filed February 4, 2002;

•	the description of our common stock, par value, $.01 per share, which is contained in the registration statement on Form 8-A filed with the SEC on November 12, 1992 under the Exchange Act of 1934, including any subsequent amendment or any report filed for the purpose of updating such description; and

•	All documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering.

      Any statement contained in a document or a portion of which is incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

      We will provide without charge to each person to whom a copy of this prospectus is delivered, on the written or oral request of any such person, a copy of any and all of the documents incorporated herein by reference (other than exhibits not specifically incorporated herein by reference). Requests for such copies should be directed to PLATO Learning, Inc., 10801 Nesbitt Avenue South, Bloomington, Minnesota 55437, Attention: Investor Relations, Telephone: (952) 832-1000.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

       All capitalized terms used and not defined in Part II of this Registration Statement shall have the meaning assigned to them in the Prospectus which forms a part of this Registration Statement.

Item 14.  Other Expenses of Issuance and Distribution.

      The following table sets forth the costs and expenses, payable by us in connection with the sale of the common stock being registered. All amounts are estimates except the Securities and Exchange Commission registration fees.

Securities and Exchange Commission registration fee	$52

Printing expenses	$2,000
Legal fees and expenses	$5,000
Accounting fees and expenses	$4,000
Miscellaneous	$1,000

Total	$12,052

Item 15.  Indemnification of Directors and Officers.

      Section 145 of the General Corporation Law of the State of Delaware permits indemnification of directors, officers, employees and agents of corporations under certain conditions and subject to certain limitations. Article V of our Amended and Restated By-Laws provides for indemnification of any of our directors, officers, or legal representatives, or any person serving in the same capacity in any other enterprise at our request, under certain circumstances. Article Five of our Amended and Restated By-Laws indemnifies our directors and officers to the fullest extent permissible under Delaware law.

      Our directors and officers are insured, at our expense, against certain liabilities which might arise out of their employment and which might not be subject to indemnification under our Amended and Restated By-Laws.

Item 16.  Exhibits.

Exhibit
Number	Description

4.1	Form of Common Stock Certificate (incorporated by reference to the corresponding exhibit to the Company’s Registration Statement on Form S-1 (File No. 33-54296))
5.1	Opinion of Winston & Strawn
23.1	Consent of Winston & Strawn (included in Exhibit 5.1)
23.2	Consent of PricewaterhouseCoopers LLP
24.1	Power of Attorney (included on signature page)

Item 17.  Undertakings

      The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in this registration statement.

(2) For the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be a part of this Registration Statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomington, State of Minnesota, on May 2, 2002.

PLATO LEARNING, INC.

By	/s/ JOHN MURRAY

Name: John Murray

Title:	President and Chief Executive

Officer

POWER OF ATTORNEY

       KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregory J. Melsen and John Murray, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorneys-in fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on the dates indicated:

Signature	Title	Date

/s/ JOHN MURRAY John Murray	Director, President and Chief Executive Officer	May 2, 2002

/s/ GREGORY J. MELSEN Gregory J. Melsen	Chief Financial Officer	May 2, 2002

/s/ MARY JO MURPHY Mary Jo Murphy	Vice President, Corporate Controller and Chief Accounting Officer	May 2, 2002

/s/ JOSEPH DUFFY Joseph Duffy	Director	May 2, 2002

Ruth L. Greenstein	Director	May 2, 2002

/s/ THOMAS G. HUDSON Thomas G. Hudson	Director	May 2, 2002

Signature	Title	Date

/s/ JOHN L. KRAKAUER John L. Krakauer	Director	May 2, 2002

/s/ DENNIS J. REIMER Dennis J. Reimer	Director	May 2, 2002

/s/ WILLIAM R. ROACH William R. Roach	Director	May 2, 2002

/s/ ARTHUR W. STELLAR Arthur W. Stellar	Director	May 2, 2002

EXHIBIT INDEX

Exhibit
Number	Description of Exhibits

4.1	Form of Common Stock Certificate (incorporated by reference to the corresponding exhibit to the Company’s Registration Statement on Form S-1 (File No. 33-54296))
5.1	Opinion of Winston & Strawn
23.1	Consent of Winston & Strawn (included in Exhibit 5.1)
23.2	Consent of PricewaterhouseCoopers LLP
24.1	Power of Attorney (included on signature page)